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 AmerUs Group Co.
 Exhibit 11 - Statement Re:  Computation of Earnings Per Share

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
                                                                   For The Three Months Ended September 30,
                                                -----------------------------------------------------------------------------
                                                                2001                                     2000
                                                -----------------------------------------------------------------------------
                                                                Number of   Per Share                  Number of    Per Share
                                                 Net Income       Shares     Amount      Net Income      Shares      Amount
                                                -----------------------------------------------------------------------------
 ($ in thousands, except per share data)
 Basic EPS
       Net income from continuing operations       $ 21,082       41,536     $ 0.51       $ 10,432       18,889     $ 0.55

 Effect of dilutive securities
       Options                                            -          414          -              -          137          -
       Warrants                                           -          111          -              -            -          -
       Stock appreciation rights                          -            -          -              -            -          -

                                                ------------------------------------   ------------------------------------
 Diluted EPS                                       $ 21,082       42,061     $ 0.50       $ 10,432       19,026     $ 0.55
                                                ====================================   ====================================
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                                                                   For The Nine Months Ended September 30,
                                                -----------------------------------------------------------------------------
                                                                2001                                     2000
                                                -----------------------------------------------------------------------------
                                                                Number of   Per Share                  Number of    Per Share
                                                 Net Income       Shares     Amount      Net Income      Shares      Amount
                                                -----------------------------------------------------------------------------
 ($ in thousands, except per share data)
 Basic EPS
       Net income from continuing operations       $ 60,235       35,334     $ 1.70       $ 33,146       17,893     $ 1.85

 Effect of dilutive securities
       Options                                            -          383      (0.02)             -           42          -
       Warrants                                           -          109          -              -            -          -
       Stock appreciation rights                          -            -          -              -            -          -

                                                ------------------------------------   ------------------------------------
 Diluted EPS                                       $ 60,235       35,826     $ 1.68       $ 33,146       17,935     $ 1.85
                                                ====================================   ====================================
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